Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT

FIRST AMENDMENT, dated as of September 15, 2016 (this “Amendment”), to the Amended and Restated Credit Agreement, dated as of July 13, 2015 (as amended or otherwise modified from time to time, the “Credit Agreement”), among WOLVERINE WORLD WIDE, INC., a Delaware corporation (the “Parent Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), the several agents and other financial institutions or entities from time to time parties thereto, J.P. MORGAN EUROPE LIMITED, as foreign currency agent, and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Parent Borrower;

WHEREAS, Section 10.1 of the Credit Agreement permits the Parent Borrower to amend the Credit Agreement with the written consent of the Administrative Agent and the Required Lenders;

WHEREAS, the Parent Borrower has requested that certain amendments and modifications be made to the Credit Agreement as set forth herein;

WHEREAS, each Lender that executes and delivers this Amendment agrees to the amendments and modifications to the Credit Agreement set forth herein; and

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

SECTION 1.         Definitions.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

SECTION 2.         Effective Date.  This Amendment shall become effective as of the date (the “Effective Date”) on which the conditions set forth in this Section 2 have been satisfied:

(a)   Amendment.  The Administrative Agent shall have received this Amendment, executed and delivered by the Administrative Agent, the Parent Borrower and the Required Lenders.

(b)   Refinancing; Incremental Indebtedness.  The Administrative Agent shall have received satisfactory evidence of (i) the issuance of $250,000,000 in aggregate principal amount of the Parent Borrower’s 5.000% senior unsecured notes due 2026 and the application of all of the net proceeds thereof to fund the redemption or other discharge in full of the Parent Borrower’s outstanding Senior Unsecured Debt, (ii) the incurrence of Incremental Term Loans on the Effective Date on substantially the same terms as are applicable to the Tranche A Term Loans outstanding under the Credit Agreement as amended hereby in an aggregate principal amount equal to $150,000,000 and (iii) the establishment of Incremental Revolving Commitments on the Effective Date on the same terms as are applicable to the Revolving Facility outstanding under the Credit Agreement as amended hereby and in an aggregate principal amount equal to $100,000,000.

(c)   Representations and Warranties.  Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents is true and correct in all material respects (except for any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect, which is true and correct in all respects) on and as of the date hereof as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.

(d)   No Default.  No Default or Event of Default shall have occurred and be continuing on the date hereof or after giving effect to this Amendment.

SECTION 3.         Representations and Warranties.  The Parent Borrower represents and warrants to each of the Lenders and the Administrative Agent that, as of the Effective Date, (a) entry into this Amendment is within the Parent Borrower’s corporate powers, (b) this Amendment has been duly authorized by all necessary corporate, stockholder and shareholder action of the Parent Borrower and (c) assuming due execution and delivery by all parties other than the Parent Borrower, the Credit Agreement, as amended by this Amendment, constitutes a legal, valid and binding obligation of the Parent Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 4.         Amendments to the Credit Agreement.

(a)   Section 1.1 of the Credit Agreement is hereby amended by:

(i)        adding the following defined terms in appropriate alphabetical order:

“Adjusted Consolidated Net Income”: Consolidated Net Income; provided, that there will not be included in Adjusted Consolidated Net Income on an after tax basis: (a) any net after-tax effect of income (loss) from discontinued operations and any net after-tax gain or loss on disposal of discontinued operations; (b) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees, including pursuant to any equity plan or stock option plan or any other management or employee benefit plan or agreement; (c) any impairment charges recorded in connection with the application of Accounting Standards Codification Topic 350, Intangibles—Goodwill and Other; and (d) any income or loss from the early extinguishment of Indebtedness or early termination of Hedging Obligations or other derivative instruments.

“Available Amount”: as of any date, the sum of (without duplication):

(i)            50% of Adjusted Consolidated Net Income for the period (treated as one accounting period) from June 19, 2016 to the end of the most recent fiscal quarter ending prior to such date for which financial statements are available (or, in case such Adjusted Consolidated Net Income is a deficit, minus 100% of such deficit); plus

(ii)           100% of the aggregate Net Cash Proceeds and the fair market value (as determined by the Parent Borrower in good faith) of marketable securities or other property received by the Parent Borrower from the issue or sale of its Capital Stock (other than Disqualified Capital Stock) or other capital contributions subsequent to the First Amendment Effective Date, other than:

(x)                                 Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Parent Borrower or to an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or guaranteed by the Parent Borrower or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination; and

(y)                                 Net Cash Proceeds received by the Parent Borrower from the issue and sale of such Capital Stock or capital contribution and, to the extent contributed to the Parent Borrower, the Net Cash Proceeds from the sale of Capital Stock of any of the Parent Borrower’s direct or indirect parent companies, in each case to existing or former directors, officers or employees of the Parent Borrower, or any of its Subsidiaries that occurs after the First Amendment Effective Date, to the extent the Net Cash Proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments; plus

(iii)          the amount by which Indebtedness of the Parent Borrower or its Restricted Subsidiaries is reduced on the Parent Borrower’s consolidated balance sheet upon the conversion or exchange (other than Indebtedness held by a Subsidiary of the Parent Borrower) subsequent to the First Amendment Effective Date of any Indebtedness of the Parent Borrower or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Parent Borrower (less the amount of any cash, or the fair market value (as determined by the Parent Borrower in good faith) of any other property, distributed by the Parent Borrower upon such conversion or exchange); plus

(iv)          $75,000,000.

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation”: with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution”: (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“England”: the jurisdiction of the countries of England and Wales, and England shall be construed accordingly.

“English Security Documents”: the collective reference to any security documents governed by the laws of England hereafter delivered to the Administrative Agent in form and substance satisfactory to the Administrative Agent and any UK Borrower for the purpose of granting a Lien on any property of that UK Borrower.

“Excluded Domestic Subsidiary”: any Domestic Subsidiary for which becoming a Subsidiary Guarantor could reasonably be expected to result in material adverse tax consequences as determined in good faith by the Parent Borrower in consultation with the Administrative Agent.

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“First Amendment”: that certain First Amendment, dated as of the First Amendment Effective Date, to this Agreement.

“First Amendment Effective Date”: September 15, 2016.

“Significant Subsidiary”: (i) any Restricted Subsidiary that would be a Significant Subsidiary of the Parent Borrower under Regulation S-X promulgated by the SEC or (ii) any group of Restricted Subsidiaries that, taken together (as of the date of the latest group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Parent Borrower and its Restricted Subsidiaries), would constitute a Significant Subsidiary as defined in clause (i) above.

“UK Borrower”: any Additional Borrower incorporated in England.

“Write-Down and Conversion Powers”: with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(ii)       amending the definition of “Defaulting Lender” by inserting immediately after the phrase “has become the subject of a Bankruptcy Event” the text “or, with respect to any Lender party to the First Amendment or that becomes a Lender after the First Amendment Effective Date, a Bail-In Action”;

(iii)      amending the definition of “IP Reorganization” by deleting it in its entirety and replacing it with the following:

“IP Reorganization”: any direct or indirect transfer of the ownership of certain Intellectual Property of the Parent Borrower and its Subsidiaries and related agreements, licenses and other similar assets (such Intellectual Property and related assets, collectively, the “IP Assets”) to one or more Foreign Subsidiaries or Foreign Holding Companies that are Wholly Owned Subsidiaries of the Parent Borrower.

(iv)      amending the definition of “IP Reorganization Transactions” by deleting it in its entirety and replacing it with the following:

“IP Reorganization Transactions”: a transaction or series of transactions entered into by the Parent Borrower and any of its Restricted Subsidiaries the purpose of which is to effect an IP Reorganization.

(v)       amending the definition of “Reinvestment Prepayment Date” by replacing the phrase “six months after such Reinvestment Event” therein with the phrase “twelve months (or, if the Parent Borrower or a Subsidiary shall have entered into a legally binding commitment within twelve months after such Reinvestment Event to acquire or repair assets useful in the Parent Borrower’s or the applicable Subsidiary’s business with the applicable Reinvestment Deferred Amount, eighteen months) after such Reinvestment Event”;

(vi)      amending the definition of “Subsidiary Guarantor” by inserting immediately after the phrase “any Excluded Foreign Subsidiary” the text “, any Excluded Domestic Subsidiary”; and

(vii)     deleting the following definitions in their entirety: “New CFC,” “New CFC Entities,” “New CFC Subsidiary,” “U.S. Newco,” “New CFC Intercompany Note” and “WILP”.

(b)   Section 1.2(c) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“(c) For the avoidance of doubt, if any transaction (including without limitation any Investment, any incurrence of Indebtedness, and any Restricted Payment) is permitted at the time of consummation of such transaction under Sections 7.2 through 7.19 of the Credit Agreement based on the calculation of a financial test or definition (including without limitation any financial test or definition based on Consolidated Net Income, Adjusted Consolidated Net Income, the Consolidated Leverage Ratio, the Consolidated Secured Leverage Ratio, Consolidated Tangible Assets or Consolidated Total Assets, and including without limitation any such financial test or definition determined on a pro forma basis) then such transaction will be deemed to be in compliance with Sections 7.2 through 7.19 of the Credit Agreement notwithstanding any future change in such financial test or definition.”

(c)   Section 2.12(b) of the Credit Agreement is hereby amended by replacing the amount “$40,000,000” in each place therein with the amount “ $75,000,000”.

(d)   The penultimate paragraph of Section 2.24 of the Credit Agreement is hereby amended by inserting immediately after the phrase “If a Bankruptcy Event” the phrase “or a Bail-In Action”.

(e)   Section 2.25(a)(A) of the Credit Agreement is hereby amended by replacing (x) the amount “$1,425,000,000” therein with the amount “ $1,750,000,000” and (y) the ratio “2.50:1.00” therein with the ratio “3.00:1.00”.

(f)    Article IV of the Credit Agreement is hereby amended by adding the following as a new Section 4.24 therein:

“Section 4.24        EEA Financial Institutions.  No Loan Party is an EEA Financial Institution.”

(g)   Section 5.5(d) is hereby amended by adding at the end of such section the following:

“Notwithstanding the foregoing, no such foreign security documents shall be required to be governed by the law of any jurisdiction other than the jurisdiction in which the applicable Additional Borrower is organized.”

(h)   Section 6.12 of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with “[Reserved].”.

(i)    The lead-in to Article VII of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“The Parent Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount (other than contingent indemnification obligations) is owing to any Lender or the Administrative Agent hereunder, the Parent Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:”

(j)    Section 7.2(b)(v) is hereby amended and restated to read in its entirety as follows:

“(v) any Restricted Subsidiary to the Parent Borrower or any other Restricted Subsidiary incurred pursuant to any IP Reorganization Transaction permitted under Section 7.19”,

(k)   Section 7.2(n)(i)(A) of the Credit Agreement is hereby amended by replacing (x) the amount “$1,425,000,000” therein with the amount “ $1,750,000,000” and (y) the ratio “2.50:1.00” therein with the ratio “3.00:1.00”.

(l)    Section 7.3 of the Credit Agreement is hereby amended by deleting the proviso at the end thereof.

(m)  Section 7.4(b) and Section 7.4(c) of the Credit Agreement are hereby amended by replacing the words “IP Reorganization Transaction” in each of such sections with the words “IP Reorganization Transaction permitted by Section 7.19”.

(n)   Section 7.5(d) of the Credit Agreement is hereby amended by replacing the words “IP Reorganization Transaction” therein with the words “IP Reorganization Transaction permitted by Section 7.19”.

(o)   Section 7.5(l) of the Credit Agreement is hereby amended by replacing the amount “10%” therein with the amount “15%”.

(p)   Section 7.6(a) of the Credit Agreement is hereby amended by replacing the words “IP Reorganization Transaction” therein with the words “IP Reorganization Transaction permitted by Section 7.19”.

(q)   Section 7.6(e) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“(e) so long as no Default or Event of Default shall have occurred and be continuing, the Parent Borrower and its Restricted Subsidiaries may declare and make additional Restricted Payments; provided that such Restricted Payments shall not exceed the sum of (i) $50,000,000 in the aggregate in any fiscal year if, on a pro forma basis, after giving effect to the making of such Restricted Payment and the incurrence of any Indebtedness in connection therewith, the Consolidated Leverage Ratio, recomputed as of the last day of the most recently ended fiscal quarter of the Parent Borrower for which financial statements are available, is greater than or equal to 3.50:1.00 plus (ii) the Available Amount if, on a pro forma basis, after giving effect to the making of such Restricted Payment and the incurrence of any Indebtedness in connection therewith, the Consolidated Leverage Ratio, recomputed as of the last day of the most recently ended fiscal quarter of the Parent Borrower for which financial statements are available, is less than 4.25:1.00 but greater than or equal to 3.50:1.00; provided, further, for the avoidance of doubt, that any such additional Restricted Payment shall not be subject to any monetary limitation hereunder so long as, on a pro forma basis, after giving effect to the making of such Restricted Payment and the incurrence of any Indebtedness in connection therewith, the Consolidated Leverage Ratio, recomputed as of the last day of the most recently ended fiscal quarter of the Parent Borrower for which financial statements are available, is less than 3.50:1.00.”

(r)    Section 7.7(e) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“(e) subject to Section 7.19, the Parent Borrower and its Restricted Subsidiaries may make additional Investments, loans or advances in connection with IP Reorganization Transactions;”

(s)    Section 7.7(f)(iv) of the Credit Agreement is hereby amended by replacing the amount “$100,000,000” therein with the phrase “the greater of $175,000,000 and 10% of Consolidated Tangible Assets”.

(t)    Section 7.7(f)(vi) of the Credit Agreement is hereby amended by replacing the words “IP Reorganization Transaction” therein with the words “IP Reorganization Transaction permitted by Section 7.19”.

(u)   Section 7.7(h)(iv) of the Credit Agreement is hereby amended by replacing the amount “$150,000,000” therein with the phrase “the greater of (i) $250,000,000 in the aggregate if, on a pro forma basis, after giving effect to the making of such Investment and the incurrence of any Indebtedness in connection therewith, the Consolidated Leverage Ratio, recomputed as of the last day of the most recently ended fiscal quarter of the Parent Borrower for which financial statements are available, is greater than or equal to 3.50:1.00 and (ii) an amount such that, on a pro forma basis, after giving effect to the making of such Investment and the incurrence of any Indebtedness in connection therewith, the Consolidated Leverage Ratio, recomputed as of the last day of the most recently ended fiscal quarter of the Parent Borrower for which financial statements are available, is less than 3.50:1.00”.

(v)   Section 7.7 of the Credit Agreement is hereby amended by adding the following at the end thereof:

“Investments shall be valued at cost (without giving effect to any subsequent increases in value); provided, that the outstanding amount thereof at any time shall be valued net of returns on such Investments received by Parent Borrower or any of its Restricted Subsidiaries”.

(w)  Section 7.11 of the Credit Agreement is hereby amended by adding the following immediately before the end thereof:

“, provided that commencing in the 2017 fiscal year of the Parent Borrower, the fiscal quarters of the Parent Borrower may be modified to be based on one five-week period and two four-week periods per fiscal quarter”

(x)   Sections 7.16 and 7.17 of the Credit Agreement are hereby amended by deleting each in its entirety and replacing each with “[Reserved].”.

(y)   Article VII of the Credit Agreement is hereby amended by adding the following as a new Section 7.19 therein:

“7.19.  IP Reorganizations.  Notwithstanding the foregoing provisions of Article VII of the Credit Agreement, so long as no Default or Event of Default shall have occurred and be continuing, the Parent Borrower and its Subsidiaries may consummate the IP Reorganization (including any IP Reorganization Transactions); provided that either (a) on a pro forma basis, after giving effect to any such IP Reorganization (including any IP Reorganization Transactions), including the incurrence of any Indebtedness in connection therewith, the Consolidated Leverage Ratio, recomputed as of the last day of the most recently ended fiscal quarter of the Parent Borrower for which financial statements are available, is less than 3.50:1.00 or (b) the value (as reasonably determined by Parent Borrower) of the IP Assets to be transferred from the Parent Borrower or Subsidiary Guarantors to Subsidiaries that are not Subsidiary Guarantors, without duplication, in such IP Reorganization (including any IP Reorganization Transactions) does not at the time of transfer exceed 67.0% of the total value (as reasonably determined by Parent Borrower) of the IP Assets of the Parent Borrower and the Subsidiary Guarantors as of the last day of the most recently ended fiscal quarter of the Parent Borrower for which financial statements are available.”

(z)   Sections 8(f) and 8(h) of the Credit Agreement are each hereby amended by replacing the phrase “any Group Member” in each place therein with the phrase “the Parent Borrower or any Significant Subsidiary.”

(aa)         Section 9.1 of the Credit Agreement is hereby amended by adding “(a)” immediately after the heading therefor and by adding the following as a new clause (b) therein:

“(b) Each Lender hereby irrevocably designates and appoints the Administrative Agent as the security trustee of such Lender under the English Security Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of the English Security Documents and to exercise such powers and perform such rights, powers, authorities and discretions as are expressly delegated to the Administrative Agent by the terms of the English Security Documents, together with such other rights, powers, authorities and discretions as are reasonably incidental thereto. Without limiting the generality of the foregoing, each Lender hereby authorizes the Administrative Agent to enter into each English Security Document on behalf of and for the benefit of the Lenders and the other Secured Parties and agrees to be bound by the terms thereof. It is understood and agreed that the Administrative Agent shall not have any duties or responsibilities, except those set forth in the English Security Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into any Loan Document or otherwise exist against the Administrative Agent.”

(bb)         Article IX of the Credit Agreement is hereby amended by adding the contents of Annex 1 hereto as a new Section 9.12 therein.

(cc)         Article X of the Credit Agreement is hereby amended by adding the contents of Annex 2 hereto as a new Section 10.22 therein.

SECTION 5.         Effect of Amendment.

(a)   Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Other than as expressly set forth herein, nothing herein shall be deemed to entitle the Parent Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. Nothing in this Amendment shall be deemed to be a novation of any obligations under the Credit Agreement or any other Loan Document.

(b)   On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby.  This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 6.         General.

(a)   GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)   Costs and Expenses.  The Parent Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

(c)   Counterparts.  This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Amendment by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

(d)   Headings.  The headings of this Amendment are used for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

WOLVERINE WORLD WIDE, INC., as Parent Borrower

By:	/s/ Michael D. Stornant
	Name:	Michael D. Stornant
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

Signature Page to Amendment

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Krys Szremski
	Name:	Krys Szremski
	Title:	Executive Director

Signature Page to Amendment

Citizens Bank, N.A., as a Lender

By:	/s/ Thomas Lass
Name: Thomas Lass
Title: SVB

Signature Page to Amendment

MUFG Union Bank, N.A., as a Lender

By:	/s/ Victor Pierzchalski
	Name:	Victor Pierzchalski
	Title:	Authorized Signatory

Signature Page to Amendment

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender

By:	/s/ James D. Weinstein
Name: James D. Weinstein
Title: Managing Director

Signature Page to Amendment

KeyBank National Association, as a Lender

By:	/s/ Marianne T. Meil
	Name:	Marianne T. Meil
	Title:	Senior Vice President

Signature Page to Amendment

Fifth Third Bank, as a Lender

By:	/s/ Michael J. Schaltz, Jr.
Name: Michael J. Schaltz, Jr.
Title: Vice President

Signature Page to Amendment

Compass Bank, as a Lender

By:	/s/ Sandra Centa
Name: Sandra Centa
Title: SVP

Signature Page to Amendment

The Huntington National Bank,
as a Lender

By:	/s/ Steven J. McCormack
Name: Steven J. McCormack
Title: Senior Vice President

Signature Page to Amendment

Wells Fargo Bank, N.A., as a Lender

By:	/s/ Kevin Kobiela
Name: /s/ Kevin Kobiela
Title: AVP

Signature Page to Amendment

The Northern Trust Company, as a Lender

By:	/s/ Wicks Barkhausen
Name: Wicks Barkhausen
Title: Vice President

Signature Page to Amendment

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Joshua A. Droppers
Name: Joshua A. Droppers
Title: Assistant Vice President

Signature Page to Amendment

The Private Bank, as a Lender

By:	/s/ Mark D. Debniak
Name: Mark D. Debniak
Title: Managing Director

Signature Page to Amendment

Bank of America, as a Lender

By:	/s/ T. Scott Fiser
Name: T. Scott Fiser
Title: Senior Vice President

Signature Page to Amendment

Branch Banking & Trust Company, as a Lender

By:	/s/ Brian J. Blomeke
Name: Brian J. Blomeke
Title: Senior Vice President

Signature Page to Amendment

HSBC Bank USA, N.A., as a Lender

By:	/s/ Meredith Philips
Name: Meredith Philips
Title: Assistant Vice President

Signature Page to Amendment

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Krys Szremski
Name: Krys Szremski
Title: Executive Director

Signature Page to Amendment

Annex I

Amendments to Section 9.12

9.12  Appointment of Administrative Agent as Security Trustee for English Security Documents. For the purposes of any Liens or Collateral created under the English Security Documents, the following additional provisions shall apply, in addition to the provisions set out in the foregoing sections of this Article 9 or otherwise hereunder (without prejudice to the rights and obligations of the Administrative Agent under the other provisions of this Agreement and the other Loan Documents), and the following additional provisions of this Section 9.12 shall be governed by English law.

(a)                                 In this Section 9.12, the following expressions have the following meanings: (i) “Appointee” means any receiver, administrator or other insolvency officer appointed in respect of any Loan Party or its assets; (ii) “Charged Property” means the assets of the Loan Parties subject to a security interest under the English Security Documents, and (iii) “Delegate” means any delegate, agent, attorney or co-trustee appointed by the Administrative Agent (in its capacity as security trustee).

(b)                                 The Secured Parties appoint the Administrative Agent to hold the security interests constituted by the English Security Documents on trust for the Secured Parties on the terms of the Loan Documents and the Administrative Agent accepts that appointment.

(c)                                  The Administrative Agent, its subsidiaries and associated companies may each retain for its own account and benefit any fee, remuneration and profits paid to it in connection with (i) its activities under the Loan Documents; and (ii) its engagement in any kind of banking or other business with any Loan Party.

(d)                                 Nothing in this Agreement constitutes the Administrative Agent as a trustee or fiduciary of, nor shall the Administrative Agent have any duty or responsibility to, any Loan Party.

(e)                                  The Administrative Agent shall have no duties or obligations to any other Person except for those which are expressly specified in the Loan Documents or mandatorily required by applicable law.

(f)                                   The Administrative Agent may appoint one or more Delegates on such terms (which may include the power to sub-delegate) and subject to such conditions as it thinks fit, to exercise and perform all or any of the duties, rights, powers and discretions vested in it by the English Security Documents and shall not be obliged to supervise any Delegate or be responsible to any person for any loss incurred by reason of any act, omission, misconduct or default on the part of any Delegate.

(g)                                  The Administrative Agent may (whether for the purpose of complying with any law or regulation of any overseas jurisdiction, or for any other reason) appoint (and subsequently remove) any person to act jointly with the Administrative Agent either as a separate trustee or as a co-trustee on such terms and subject to such conditions as the Administrative Agent thinks fit and with such of the duties, rights, powers and discretions vested in the Administrative Agent by the English Security Documents as may be conferred by the instrument of appointment of that person.

(h)                                 The Administrative Agent shall notify the Lenders of the appointment of each Appointee (other than a Delegate).

(i)                                     The Administrative Agent may pay reasonable remuneration to any Delegate or Appointee, together with any costs and expenses (including legal fees) reasonably incurred by the Delegate or Appointee in connection with its appointment. All such remuneration, costs and expenses shall be treated, for the purposes of this Agreement, as paid or incurred by the Administrative Agent.

(j)                                    Each Delegate and each Appointee shall have every benefit, right, power and discretion and the benefit of every exculpation (together “Rights”) of the Administrative Agent (in its capacity as security trustee) under the English Security Documents, and each reference to the Administrative Agent (where the context requires that such reference is to the Administrative Agent in its capacity as security trustee) in the provisions of the English Security Documents which confer Rights shall be deemed to include a reference to each Delegate and each Appointee.

(k)                                 Each Secured Party confirms its approval of the English Security Documents and authorizes and instructs the Administrative Agent: (i) to execute and deliver the English Security Documents; (ii) to exercise the rights, powers and discretions given to the Administrative Agent (in its capacity as security trustee) under or in connection with the English Security Documents together with any other incidental rights, powers and discretions; and (iii) to give any authorizations and confirmations to be given by the Administrative Agent (in its capacity as security trustee) on behalf of the Secured Parties under the English Security Documents.

(l)                                     The Administrative Agent may accept without inquiry the title (if any) which any person may have to the Charged Property.

(m)                             Each other Secured Party confirms that it does not wish to be registered as a joint proprietor of any security interest constituted by an English Security Document and accordingly authorizes: (a) the Administrative Agent to hold such security interest in its sole name (or in the name of any Delegate) as trustee for the Secured Parties; and (b) the Land Registry (or other relevant registry) to register the Administrative Agent (or any Delegate or Appointee) as a sole proprietor of such security interest.

(n)         Except to the extent that an English Security Document otherwise requires, any moneys which the Administrative Agent receives under or pursuant to an English Security Document may be: (a) invested in any investments which the Administrative Agent selects and which are authorized by applicable law; or (b) placed on deposit at any bank or institution (including the Administrative Agent) on terms that the Administrative Agent thinks fit, in each case in the name or under the control of the Administrative Agent, and the Administrative Agent shall hold those moneys, together with any accrued income (net of any applicable Tax) to the order of the Lenders, on trust for the Lenders, and shall pay them to the Lenders in accordance with the terms of the relevant English Security Document.

(o)                                 On a disposal of any of the Charged Property which is permitted under the Loan Documents or any other release permitted under Section 10.14, the Administrative Agent shall (at the cost of the Loan Parties) execute any release of the English Security Documents or other claim over that Charged Property and issue any certificates of non-crystallisation of floating charges that may be required or take any other action that the Administrative Agent considers desirable.

(p)                                 The Administrative Agent shall not be liable for:

(i)                                     any defect in or failure of the title (if any) which any person may have to any assets over which security is intended to be created by an English Security

Document;

(ii)                                  any loss resulting from the investment or deposit at any bank of moneys which it invests or deposits in a manner permitted by an English Security Document;

(iii)                               the exercise of, or the failure to exercise, any right, power or discretion given to it by or in connection with any Loan Document or any other agreement, arrangement or document entered into, or executed in anticipation of, under or in connection with, any Loan Document; or

(iv)                              any shortfall which arises on enforcing an English Security Document.

(q)                                 The Administrative Agent shall not be obligated to:

(i)                                     obtain any authorization or environmental permit in respect of any of the Charged Property or an English Security Document;

(ii)                                  hold in its own possession an English Security Document, title deed or other document relating to the Charged Property or an English Security Document;

(iii)                               perfect, protect, register, make any filing or give any notice in respect of an English Security Document (or the order of ranking of an English Security Document), unless that failure arises directly from its own gross negligence or wilful misconduct; or

(iv)                              require any further assurances in relation to an English Security Document.

(r)                                    In respect of any English Security Document, the Administrative Agent shall not be obligated to: (i) insure, or require any other person to insure, the Charged Property; or (ii) make any enquiry or conduct any investigation into the legality, validity, effectiveness, adequacy or enforceability of any insurance existing over such Charged Property.

(s)                                   In respect of any English Security Document, the Administrative Agent shall not have any obligation or duty to any person for any loss suffered, and it shall not be liable for any damages, costs or losses to any person, as a result of: (i) the lack or inadequacy of any insurance; or (ii) the failure of the Administrative Agent to notify the insurers of any material fact relating to the risk assumed by them, or of any other information of any kind, unless Required Lenders have requested it to do so in writing and the Administrative Agent has failed to do so within fourteen days after receipt of that request.

(t)                                    Every appointment of a successor Administrative Agent under an English Security Document shall be by deed.

(u)                                 Section 1 of the Trustee Act 2000 (UK) shall not apply to the duty of the Administrative Agent in relation to the trusts constituted by this Agreement.

(v)                                 In the case of any conflict between the provisions of this Agreement and those of the Trustee Act 1925 (UK) or the Trustee Act 2000 (UK), the provisions of this Agreement shall prevail to the extent allowed by law, and shall constitute a restriction or exclusion for the purposes of the Trustee Act 2000 (UK).

(w)                               The perpetuity period under the rule against perpetuities if applicable to this Agreement and any English Security Document shall be 80 years from the date of this Agreement.

Annex II

Amendments to Section 10.22

SECTION 10.22.  Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)  the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)  the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.